UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2012

Commission File Number 333-148297
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Pinnacle Foods Finance LLC
(Exact name of registrant as specified in its charter)
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Delaware	20-8720036
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 25, 2012, Pinnacle Foods Finance LLC's wholly-owned subsidiary, Pinnacle Foods Group LLC, announced plans to further improve the efficiency of its supply chain by consolidating its Vlasic pickle production into one plant in Imlay City, Michigan. The company's decision to focus on its branded Vlasic business and de-emphasize its lower-margin, un-branded pickle business was the catalyst for this consolidation. Pinnacle's other pickle production plant, located in Millsboro, Delaware, will plan to end production around year-end. To enable the transition to the Imlay City plant, Pinnacle Foods will be investing significant capital to increase capacity, upgrade existing manufacturing capabilities and improve efficiencies. This will result in the creation of new full-time and seasonal jobs.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated May 25, 2012 announcing supply chain improvements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS FINANCE LLC

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	May 25, 2012